UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2009

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Amendment No. 15 to Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2009, Winland Electronics, Inc. and M&I Marshall & Illsley Bank executed Amendment No. 15 to Credit Agreement, which further amends the Credit and Security Agreement dated June 30, 2003, as amended (the "Credit Agreement").  The current amendment amends the following provisions of the Credit Agreement:
  Section 1.1 definition of “Borrowing Base” to read "at any time, (1) the lesser of (a) the Maximum Line; or (b) 80% of Eligible Accounts, minus (2) a warranty reserve, which shall be in an amount equal at all times to the amount of the Borrower's accrued liability in respect of warranties";
  Section 1.1 (x) to read "that portion of Accounts that constitutes advertising, finance charges or service charges, or that is for the rendition of engineering services by the Borrower”;
  Section 1.1 (xi) to read "that portion of Accounts owed by an account debtor, regardless of whether otherwise eligible, which exceed 15%, or, as to Accounts owed by XATA, 40% during the period ending December 30, 2009, with such 40% figure being reduced by 5% effective as of December 31, 2009 and every six months thereafter (or in any event such lower percentage as lender may designate upon a determination by Lender that the quality of any Account has diminished) of all Accounts owed by all account debtors.”;
  Section 6.1 subsection (k) to read "on the first day of each week, a current borrowing base certificate substantially in the form of Exhibit C hereto, together with a detailed aging report, in an electronic text file format, of the Borrower's accounts receivable”; and
  Amendment No. 15 to Credit Agreement is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
	10.1	Amendment No. 15 to Credit Agreement between the Company and M&I Marshall & Ilsley Bank dated December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: January 6, 2010	By:	/s/ Glenn A. Kermes
Glenn A. Kermes
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 31, 2009	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
10.1	Amendment No. 15 to Credit Agreement between the Company and M&I Marshall & Illsley Bank dated December 31, 2009.